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                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF

                         CHOCK FULL O'NUTS CORPORATION

                                       TO
                          CFN ACQUISITION CORPORATION
                           A WHOLLY OWNED SUBSIDIARY
                                       OF

                              SARA LEE CORPORATION

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of Common Stock, par value $.25 per share, and the associated common stock purchase rights (the "Rights") issued pursuant to the Amended and Restated Rights Agreement, dated as of December 30, 1997, by and between Chock Full O'Nuts Corporation, a New York corporation (the "Company"), and the American Stock Transfer & Trust Company, as Rights Agent (such shares of Common Stock and the associated Rights, collectively, the "Shares"), of the Company, are not immediately available, if the procedure for book-entry transfer cannot be completed prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase), or if time will not permit all required documents to reach the Depositary prior to the Expiration Date. Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:
                        HARRIS TRUST COMPANY OF NEW YORK

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             BY MAIL:                     BY OVERNIGHT DELIVERY:

       Wall Street Station          Receive Window, Wall Street Plaza
          P.O. Box 1023                 88 Pine Street, 19th Floor
  New York, New York 10268-1023          New York, New York 10005
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                           BY FACSIMILE TRANSMISSION:
                        (FOR ELIGIBLE INSTITUTIONS ONLY)
                                 (212) 701-7636
                             CONFIRM BY TELEPHONE:
                                 (212) 701-7624

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET
 FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER
        THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
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Ladies and Gentlemen:

    The undersigned hereby tenders to CFN Acquisition Corporation, a New York corporation ("Purchaser") and a wholly owned subsidiary of Sara Lee Corporation, a Maryland corporation, upon the terms and subject to the conditions set forth in Purchaser's Offer to Purchase dated May 7, 1999 and the applicable Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares set forth below of common stock, par value $.25 per share, and the associated common stock purchase rights (the "Rights") issued pursuant to the Amended and Restated Rights Agreement, dated as of December 30, 1997, by and between Chock Full O'Nuts Corporation, a New York corporation (the "Company"), and the American Stock Transfer & Trust Company, as Rights Agent (such shares of Common Stock and the associated Rights, collectively, the "Shares"), of the Company, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

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Number of Shares:                          Name(s) of Record Holder(s):
Certificate Nos. (if available):
                                           Please Print
Book-Entry Transfer Facility               Address(es):
Account Number:
Dated: , 1999
                                           Zip Code
                                           Area Code and Tel. No.:
                                           Signature(s):
-----------------------------------------

                                     GUARANTEE
                     (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    The undersigned, a participant in the Security Transfer Agents Medallion
Program, the New York Stock Exchange Medallion Signature Guarantee Program or the
Stock Exchange Medallion Program, guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message, and any other documents required by the
Letter of Transmittal, within three New York Stock Exchange trading days (as defined in the Offer to Purchase) after the date hereof.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for
Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.
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Name of Firm:
                                                          Authorized Signature
Address:                                      Name:
                                                              Please Print
                                              Title:
                                    Zip Code
Area Code and Tel. No.:                       Dated: , 1999

  NOTE:  DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES
          SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.
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